Exhibit 24.2
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that Macon F. Brock Jr. hereby constitutes and appoints Robert N. Fisch and Keith A. McDonough, and each of them individually, with full power of substitution and resubstitution, his true and lawful attorney-in fact and agent, with full powers to each of them to sign for him, in his name and in the capacity indicated below, a Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to such Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.
Dated: February 19, 2010

/s/ Macon F. Brock Jr.
Macon F. Brock Jr.
Director
rue21, inc.